UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2013 (May 28, 2013)

FXCM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34986	27-3268672
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Water Street, FL 50 New York, NY, 10041

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 432-2986

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On May 28, 2013, FXCM, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several purchasers named in Schedule A thereto (the “Initial Purchasers”), pursuant to which the Company agreed to sell $150.0 million aggregate principal amount of 2.25% Convertible Senior Notes due 2018 (the “Firm Notes”) and, at the option of the Initial Purchasers, up to an additional $22.5 million aggregate principal amount of 2.25% Convertible Senior Notes due 2018 (the “Option Notes” and, together with the Firm Notes, the “Notes”). The Notes were sold to the Initial Purchasers in a private placement, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and resold by the Initial Purchasers to “qualified institutional buyers” pursuant to the exemption from registration set forth in Rule 144A under the Securities Act. The Company is relying on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

On May 30, 2013, the Initial Purchasers exercised their option in full in respect of the Option Notes. On June 3, 2013, the Company issued and sold to the Initial Purchasers $172.5 million aggregate principal amount of the Notes upon payment pursuant to the Purchase Agreement.

The Purchase Agreement includes customary representations, warranties and covenants. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities, and contribute to payments which the Initial Purchasers may be required to make in respect of any such liabilities.

The Company estimates that the net proceeds from the offering of the Notes will be approximately $167.3 million, after deducting the Initial Purchasers’ discounts and commissions. On June 3, 2013, the Company used approximately $10.5 million of the net proceeds from the Offering to fund the cost of the Convertible Bond Hedge Transactions described below (after such cost was partially offset by the proceeds to the Company from the Warrant Transactions described below), and provided the remainder of the net proceeds to FXCM Holdings, LLC (“Holdings”) pursuant to agreements with Holdings pursuant to which Holdings will agree to provide the Company with the cash necessary to make any payments required under the Notes. The Company expects Holdings to use such net proceeds, after paying offering expenses, to repay approximately $80.0 million of outstanding borrowings under Holdings’ revolving credit facility and the remainder for general corporate purposes, including potential future acquisitions.

The foregoing description of the Purchase Agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 10.1 and incorporated herein by reference.

Indenture and Notes

The Notes are governed by the Indenture, dated as of June 3, 2013 (the “Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).

The Notes pay interest semi-annually on June 15 and December 15, commencing on December 15, 2013, at a rate of 2.25% per year, and mature on June 15, 2018, unless earlier converted or purchased by the Company. The Notes are the Company’s general unsecured obligations that rank senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes, rank equally in right of payment with the

Company’s future unsecured indebtedness that is not so subordinated, effectively junior to any of the Company’s future secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally subordinated to all existing and future indebtedness and other liabilities (including borrowings under Holdings’ revolving credit facility trade payables) of the Company’s subsidiaries.

At any time prior to 5:00 p.m., New York City time, on the business day immediately preceding March 15, 2018, the Notes will be convertible at the option of the holder only upon the specified events and during the specified periods set forth in the following paragraph. Thereafter, the Notes will be convertible at the option of the holder at any time until 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date. The Notes will initially be convertible at a conversion rate of 53.2992 shares of the Class A common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $18.76. The conversion rate is subject to adjustment upon certain events. Upon conversion, the Company’s conversion obligation will be satisfied in cash and, if applicable, shares of Class A common stock (subject to the Company’s right to deliver cash in lieu of all or a portion of such shares, based upon a Daily Conversion Value (as defined in the Indenture) calculated for each VWAP Trading Day (as defined in the Indenture) in the applicable 40 VWAP Trading Day Observation Period (as defined in the Indenture).

Prior to 5:00 p.m., New York City time, on the business day immediately preceding March 15, 2018, the Notes will be convertible at the option of the holder only under the following circumstances:

(i) during any fiscal quarter commencing after the fiscal quarter ending on September 30, 2013 (and only during such fiscal quarter), if the last reported sale price of our Class A common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day;

(ii) during the five business day period immediately after any five consecutive trading day period (the “measurement period”) in which the “trading price” (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of such measurement period was less than 98% of the product of the last reported sale price of our Class A common stock and the applicable conversion rate on such trading day; or

(iii) upon the occurrence of specified corporate events.

Upon a Fundamental Change (as defined in the Indenture), holders may require the Company to purchase the Notes in whole or in part for cash at a price equal to 100% of the principal amount of the Notes to be purchased, plus any accrued and unpaid interest to, but not including, the fundamental change purchase date. In addition, upon a Make-Whole Fundamental Change (as defined in the Indenture), the Company will, under certain circumstances, increase the applicable conversion rate for a holder that elects to convert its Notes in connection with such Make-Whole Fundamental Change.

The Indenture provides that an Event of Default (as defined in the Indenture) will occur if: (a) the Company defaults for 30 days in the payment when due of interest on the Notes; (b) the Company defaults in the payment of the principal of any Note when due and payable at maturity, upon required purchase, upon declaration of acceleration or otherwise; (c) the Company fails to comply with its obligation to convert the Notes in accordance with the Indenture upon the exercise of a holder’s conversion right, and such failure continues for 5 business days following the scheduled settlement date for such conversion; (d) the Company fails to provide notice of a Fundamental Change, specified corporate event or Make-Whole Fundamental Change, in each case when due; (e) the Company fails to comply with its obligations regarding consolidation, merger, sale, conveyance and lease pursuant to Article 11 of the Indenture; (f) the

Company fails to comply with any of its other agreements contained in the Notes or the Indenture for 60 days after the Company has received written notice of such default from the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes; (g) the Company or any of its Significant Subsidiaries (as defined in the Indenture) defaults with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $30.0 million in the aggregate of the Company and/or any Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created, resulting in such indebtedness becoming or being declared due and payable or constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon required purchase, upon declaration or otherwise; (h) the Company or any of its Significant Subsidiaries fails to pay final judgments entered by a court or courts of competent jurisdiction in excess of $30.0 million, which judgments are not paid, discharged or stayed, for a period of 60 days; and (i) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any of its Significant Subsidiaries (as defined in the Indenture).

If certain bankruptcy and insolvency-related Events of Defaults with respect to the Company occur, the principal of, and accrued and unpaid interest on, all of the then outstanding Notes shall automatically become due and payable. If an Event of Default other than certain bankruptcy and insolvency-related Events of Defaults with respect to the Company occurs and is continuing, the Trustee by notice to the Company or the holders of the Notes of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare the principal of, and accrued and unpaid interest on, all of the then outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects, the sole remedy for an Event of Default relating to certain failures by the Company to comply with reporting covenants in the Indenture consists exclusively of the right to receive additional interest on the Notes.

The Indenture provides that the Company may not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to, another person, unless: (a) the resulting, surviving or transferee person (if not the Company) is a corporation, organized and existing under the laws of the United States, any state thereof or the District of Columbia, and such corporation (if not the Company) expressly assumes by a supplemental indenture all of the Company’s obligations under the Notes and the Indenture; (b) immediately after giving effect to the transaction described above, no Default or Event of Default, has occurred and is continuing; and (c) the Company has delivered to the Trustee an officers’ certificate and opinion of counsel in accordance with the Indenture.

The foregoing description of the Indenture is qualified in its entirety by the copies thereof which is attached as Exhibit 4.1 (which includes the form of 2.25% Convertible Senior Notes due 2018 filed as Exhibit 4.2) and incorporated herein by reference.

Convertible Bond Hedge Transactions and Warrant Transactions

On May 28, 2013, the Company entered into privately negotiated convertible bond hedge transactions (together, the “Convertible Bond Hedge Transactions”) with each of Credit Suisse International (represented by Credit Suisse AG, New York Branch, as its agent) and Bank of America, N.A. (the “Hedge Counterparties”). The Convertible Bond Hedge Transactions cover, subject to customary anti-dilution adjustments, the number of shares of Class A Common Stock that initially underlie the Notes, and are expected to reduce the potential dilution with respect to the Class A Common Stock upon conversion of the Notes and/or reduce the Company’s exposure to potential cash payments that may be required to be made by the Company upon conversion of the Notes.

The Company also entered into privately negotiated warrant transactions (together, the “Warrant Transactions”) generally relating to the same number of shares of Class A Common Stock with each of the Hedge Counterparties. Under certain circumstances, the Company may be required under the terms of the Warrant Transactions to issue up to 16,241,640 shares of Class A Common Stock (subject to adjustments). The Warrant Transactions could have a dilutive effect with respect to the common equity or, if the Company so elects, obligate the Company to make cash payments to the extent that the market price per share of Class A common stock exceeds the applicable strike price of the Warrant Transactions on any expiration date of the warrants. The strike price for the Warrant Transactions will initially be $21.2400 per share of Class A Common Stock.

The notional size of each of the Convertible Bond Hedge Transactions and Warrant Transactions was increased on May 30, 2013 upon the Initial Purchasers’ exercise of their option to purchase additional Notes to correspond in the aggregate to the number of shares underlying all Notes, including the additional Notes.

The Company used approximately $10.5 million of the net proceeds from the offering of the Notes to pay the cost of the Convertible Bond Hedge Transactions (after such cost was partially offset by the proceeds to the Company from the Warrant Transactions).

The Convertible Bond Hedge Transactions and the Warrant Transactions are separate transactions, each entered into by the Company with the Hedge Counterparties, are not part of the terms of the Notes and will not change any holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the Convertible Bond Hedge Transactions or Warrant Transactions.

The foregoing description of the Convertible Bond Hedge Transactions and Warrant Transactions is qualified in its entirety by reference to the confirmations relating to the Convertible Bond Hedge Transactions and Warrant Transactions and the amendments to such confirmations, forms of which are attached hereto as Exhibits 10.2, 10.3, 10.4 and 10.5 and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 in connection with the Notes and Indenture is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 in connection with the Notes and Indenture and Warrant Transactions is incorporated by reference into this Item 3.02.

Item 8.01 Other Information.

On May 30, 2013, the Company issued a press release announcing the exercise in full of the over-allotment option granted to the Initial Purchasers. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated June 3, 2013, between the Company and The Bank of New York Mellon, as trustee.

4.2	Form of 2.25% Convertible Senior Note due 2018 (included as Exhibit A in Exhibit 4.1).

10.1	Purchase Agreement, dated May 28, 2013, between the Company and Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several purchasers named therein.

10.2	Form of Convertible Bond Hedge Transaction Confirmation, dated May 28, 2013, between the Company and dealer.

10.3	Form of Amendment to Convertible Bond Hedge Transaction Confirmation, dated May 30, 2013, between the Company and dealer.

10.4	Form of Issuer Warrant Transaction Confirmation, dated May 28, 2013, between the Company and dealer.

10.5	Form of Amendment to Issuer Warrant Transaction Confirmation, dated May 30, 2013, between the Company and dealer.

99.1	Press release, dated May 30, 2013, announcing the exercise in full of the Initial Purchasers’ over-allotment option.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FXCM INC.

Date: June 3, 2013	By:	/s/ David S. Sassoon
		Name:	David S. Sassoon
		Title:	General Counsel

Exhibit Index

4.1	Indenture, dated June 3, 2013, between the Company and The Bank of New York Mellon, as trustee.

4.2	Form of 2.25% Convertible Senior Note due 2018 (included as Exhibit A in Exhibit 4.1).

10.1	Purchase Agreement, dated May 28, 2013, between the Company and Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several purchasers named therein.

10.2	Form of Convertible Bond Hedge Transaction Confirmation, dated May 28, 2013, between the Company and dealer.

10.3	Form of Amendment to Convertible Bond Hedge Transaction Confirmation, dated May 30, 2013, between the Company and dealer.

10.4	Form of Issuer Warrant Transaction Confirmation, dated May 28, 2013, between the Company and dealer.

10.5	Form of Amendment to Issuer Warrant Transaction Confirmation, dated May 30, 2013, between the Company and dealer.

99.1	Press release, dated May 30, 2013, announcing the exercise in full of the Initial Purchasers’ over-allotment option.